EXHIBIT 23.1

Consent of Independent Auditors

Terra Tech Corp.

Irvine, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-210673) of Terra Tech Corp. of our reports dated March 16, 2018, relating to the consolidated financial statements, and the effectiveness of Terra Tech Corp.’s internal control over financial reporting, which appears in this Form 10-K.

/s/ Macias Gini & O’Connell LLP

Sacramento, California

March 16, 2018